`
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           HEALTH FITNESS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


        Minnesota                                            41-1580506
 (State or Other Juris-                                     (I.R.S. Employer
diction of Incorporation                                 Identification Number)
   or Organization)



                           3500 West 80th Street, #130
                          Bloomington, Minnesota 55431
              (Address of Principal Executive Office and Zip Code)



                        1995 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                 Thomas A. Knox
                           Health Fitness Corporation
                              3500 West 80th Street
                          Bloomington, Minnesota 55431
                                 (612) 831-6830
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                John A. Satorius
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================
  Options to Purchase
Common Stock under the
       1995 Plan              Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
     the 1995 Plan
                            150,000 shares             $ 0.687               $103,050                $27.21
                                                                                                      -----
        TOTAL:
                                                                                                     $27.21
======================== ====================== ====================== ====================== ======================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the Registrant's Common Stock on March 9, 2000.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1995 Employee Stock Purchase Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-00876, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 13th day of March, 2000.


                              HEALTH FITNESS CORPORATION
                              (the "Registrant")



                              By       /s/ Charles J. B. Mitchell, Jr.
                                    Charles J. B. Mitchell, Jr.
                                    Acting Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Charles J. B. Mitchell, Jr. and Sean Kearns his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Health Fitness Corporation relating to the Company's 1995 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                         Title                     Date


/s/ Charles J. B. Mitchell, Jr.   Acting Chief Executive        March 13, 2000
Charles J. B. Mitchell, Jr.       Officer (principal executive
                                  officer)


/s/ Sean Kearns                   Vice President of Finance     March 13, 2000
Sean Kearns                       (principal financial and
                                  accounting officer)

/s/ J. A. Bernards                Director                      March 13, 2000
James A. Bernards


/s/ C. E. Bidwell                 Director                      March 13, 2000
Charles E. Bidwell


/s/ Loren S. Brink                Director                      March 13, 2000
Loren S. Brink


                                  Director                      ________, 2000
Susan H. DeNuccio


/s/ W. T. Simonet                 Director                      March 13, 2000
William T. Simonet, M.D.


/s/ Robert K. Spinner             Director                      March 13, 2000
Robert K. Spinner

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                           HEALTH FITNESS CORPORATION


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number   Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of current independent accountants
23.3              Consent of former independent accountants
24                Power of attorney (See Signature Page)